[HPCo Letterhead]

June 1, 2006

Brent Bilsland
Sunrise Coal, LLC
6641 State Road 46
Terre Haute, Indiana 47802

Re: Sunrise Coal, LLC

Gentlemen:

This letter, effective when executed by the parties hereto, will evidence the current mutual intent, as set forth in Article 1 below, of Hallador Petroleum Company, a Colorado corporation (“Hallador”), on the one hand, and Sunrise Coal, LLC an Indiana limited liability company (“Sunrise”), on the other hand, for Hallador to purchase preferred and common membership interests in Sunrise as further described herein, and entering into such documents, including an amended and restated operating agreement for Sunrise (the “Amended Operating Agreement”) and a Membership Interest Purchase Agreement, related thereto as the Parties deem necessary or appropriate (collectively, the “Transaction Documents”). Hallador and Sunrise are sometimes referred to individually as “Party” and collectively as the “Parties.” The proposed investment in Sunrise, the Amended Operating Agreement and the transactions related thereto, are collectively referred to herein as the “Transactions.”

This letter is intended to set forth certain basic terms of the understanding reached to date and to serve as a basis for further discussions and negotiations between the Parties with respect to the Transactions and the Transaction Documents. The matters set forth in Article 1 are not intended to and do not constitute a binding agreement of the Parties with respect to the Transactions or the Transaction Documents. Any such binding agreement will arise only upon the negotiation, execution and delivery of mutually satisfactory definitive agreements and the satisfaction of the conditions set forth therein, including obtaining satisfactory financing and the approval of such agreements by the respective governing authority of each Party.

The matters set forth in Article 2 of this letter do constitute binding agreements of the Parties.

In consideration of the rights and obligations of the Parties hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

May 25, 2006

ARTICLE 1
TRANSACTIONS

1.1
The Transactions. Sunrise shall issue additional membership interests which shall be purchased by Hallador in exchange for a commitment to make a capital contribution of up to $20,500,000. Hallador shall become the owner of 60% of the Common Units of Sunrise and the existing Sunrise members (the “Sunrise Founders”) shall own 40% of the Common Units of Sunrise, plus each Party shall own Preferred Units according to the amounts contributed by each Party. The Parties shall agree to additional terms for the capital contribution commitment and operation of Sunrise according to the Amended Operating Agreement.

1.2
Transaction Documents. The Parties shall negotiate the terms and conditions of the Transaction Documents in good faith, including an Amended Operating Agreement in accordance with the terms set forth on Exhibit A attached hereto.

1.3
Loan to Sunrise. Upon approval and subject to a subordination agreement with Sunrise’s lenders, Hallador will agree to lend up to $5,000,000 (the “Loan”) to Sunrise prior to the completion of the Transactions and the execution of the Transaction Documents. Sunrise will execute a promissory note, in form and substance satisfactory to Hallador, in the amount of the Loan. Any and all amounts outstanding under the Loan at the time of execution of the Transaction Documents shall be converted into a capital contribution and equity in Sunrise.

ARTICLE 2
BINDING AGREEMENTS

2.1
Exclusivity. This letter shall remain in force and effect until the earlier of the date that the Parties enter into definitive Transaction Documents, or August 1, 2006 (the “Exclusivity Period”). During the Exclusivity Period, none of Sunrise or its members, managers, officers or directors will, directly or indirectly, discuss, solicit, pursue, negotiate for or commit to any arrangements relating to the sale or transfer of membership interests or other equity ownership interest in Sunrise or of any of Sunrise’s assets. If this letter is terminated by Hallador prior to entering into the Transaction Documents, the Exclusivity Period shall also terminate.

2.2
Confidentiality. The contents of this letter and negotiations hereunder are intended to be confidential and are not to be discussed with or disclosed to any third person, except (i) Hallador may publicly announce it is entering into negotiations with Sunrise with respect to the Transactions; (ii) with the express prior written consent of the other Party hereto; (iii) as may be required or appropriate in response to any summons, subpoena or discovery order or to comply with any applicable law, order, regulation, ruling, stock exchange or national market rule; provided that (a) the disclosing Party seeks, under applicable law, confidential treatment for such information by the governmental or regulatory authority or such other recipient, where appropriate, and (b) prior to such disclosure, the other Party is given prompt written notice of the disclosure requirement so that it may take whatever action it deems appropriate, including intervention in any proceeding and the seeking of an injunction to prohibit such disclosure; or (iv) to financial advisors, legal counsel and other consultants assisting such Party, or to third parties in order to obtain such consents or approvals from such third parties as may be necessary or desirable.

2.3	Expenses. Except as expressly set forth herein, each Party shall bear its own costs associated with negotiating and performing its obligations under this letter.

2.4
Approval. No Party shall be bound by any Transaction Document until (i) such Party’s governing body shall have approved the Transaction Documents, (ii) such Party shall have executed the Transaction Documents, and (iii) all conditions precedent to the effectiveness of the Transaction Documents shall have been satisfied, including the obtaining of any and all requisite federal and state regulatory orders or approvals in form and substance satisfactory to the Parties.

2.5
Entire Agreement. This letter constitutes the entire agreement of the Parties relating to the subject matter hereof and supersedes all prior discussions, agreements or understandings, whether oral or written, relating to such subject matter, including the letter of intent between the Parties executed on January 5, 2006. There are no other written or oral agreements or understandings between the Parties. Any amendment of this letter must be written and signed by both Parties.

2.6	Governing Law. THIS LETTER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES.

May 25, 2006

2.7
Non-Inclusive; Non-Binding. This letter does not contain all matters upon which agreement must be reached in order for the Parties to enter into the Transaction Documents and consummate the Transactions. This letter does not create and is not intended to create a binding and enforceable contract between the Parties with respect to the provision of Article 1 and the subject matter of any Transaction Document, and may not be relied upon by a Party as the basis for a contract by estoppel or otherwise. A binding commitment with respect to the Transactions and the Transaction Documents can only result from the execution and delivery of definitive Transaction Documents.

2.8
Relationship of Parties. The Parties shall not be deemed in a relationship of partners or joint venturers by virtue of this letter, nor shall either Party be an agent, representative, trustee or fiduciary of the other. Neither Party shall have any authority to bind the other to any agreement.

2.9
Attorneys’ Fees. In the event it becomes necessary for either Party to file a suit to enforce the binding provisions of this letter, the substantially prevailing Party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys’ fees and costs incurred.

[Signature page follows]

May 25, 2006

If the provisions of Article 1 correctly set forth our current understanding and the provisions of Article 2 set forth our binding agreement, please execute both originals of this letter in the space provided below, retain one fully-executed original for your file, and return the other original to the undersigned. This letter may be executed in counterparts and by facsimile (followed by originals as set forth in the foregoing sentence), and all such counterparts together shall constitute but one agreement.

Very truly yours,

HALLADOR PETROLEUM COMPANY

By: /s/ VICTOR P. STABIO
Victor P. Stabio
President and Chief Executive Officer

Acknowledged, Agreed to and Accepted:

SUNRISE COAL, LLC

By:/S/ BRENT K. BILSLAND
Brent K. Bilsland
Managing Member and
Attorney-in-Fact

May 25, 2006

EXHIBIT A
Terms of Amended Operating Agreement

Issuer:	Sunrise Coal, LLC, an Indiana limited liability company (“Sunrise”), located at 6641 State Road 46, Terre Haute, Indiana.
Capital Structure:
The current capital structure of Sunrise will be recapitalized such that all equity ownership in Sunrise will be represented by and divided into two classes of LLC Units on a going forward basis: Preferred Units and Common Units (the “Recapitalization”), such Units carrying the relative rights and obligations set forth below. As part of the Recapitalization, the Sunrise Founders will surrender all their existing membership interests in Sunrise in exchange for Preferred Units and Common Units.

Initial Hallador Capital Commitment / Initial Capital Contribution	$20,500,000, consisting of $20,000,000 cash and $500,000 of legal, accounting and other expenses incurred by Hallador.
Initial Sunrise Founder Capital Contribution
$2,800,000, including conversion of the principal amount of existing loans made by certain of the Sunrise Founders to Sunrise, plus an additional amount representing interest accrued on such loans to the date of conversion.

Additional Capital Commitments
Capital Calls for additional Capital Contributions shall be made as needed by Sunrise but only upon the approval of a Supermajority of the Board. All such Capital Calls shall be made on the basis of Participation Percentages of the Common Members. In the event any Common Member defaults on a Capital Commitment, the other Members shall be offered the right to fund such defaulted Capital Commitment. Any Member making such an additional Capital Contribution shall be issued an additional number of Common Units that result in an increase in such Member’s Participation Percentage to that percentage that equals the aggregate Capital Contributions by such Member divided by the aggregate Capital Contributions (including any additional Capital Contributions) made by all Members.

Common Unit Issuances
Subject to adjustment for future Capital Contributions made under “Additional Capital Commitments” above, initially Sunrise will be issued 40 Common Units and Hallador will be issued 60 Common Units. Accordingly the initial Participation Percentages of the Members will be as follows:

Sunrise40.00%

Hallador60.00%

Total100.00%

1-LA/886174.3

May 25, 2006

Preferred Unit Issuances
Preferred Units will be issued to Hallador and the Sunrise Founders (as a group) and adjusted from time to time based upon the aggregate Capital Contributions made by each of Hallador and the Sunrise Founders (as a group) divided by the aggregate Capital Contribution made by Hallador and the Sunrise Founders.

Tax Distributions:
For any fiscal year of Sunrise, Available Cash Flow will be distributed to the Members in amounts deemed sufficient for each member to pay its federal, state, and local income tax liability attributable to its allocable share of the taxable income of the Sunrise (a “Tax Distribution”) for the prior fiscal year. For such purpose, the Parties will agree upon the effective income tax rate of each Member. Tax Distributions will be made within the first ninety (90) day period after such prior fiscal year but only to the extent necessary and available for distribution (taking into account all distributions made to the Members in the fiscal year to which a Tax Distribution applies).

Any Tax Distribution will be deemed to be an advance distribution of amounts otherwise distributable to the Members under “Distributions” set forth below and will be reallocated among the Members in the amounts that would subsequently otherwise be distributable to the Members under such paragraph in the order they would otherwise have been distributable.

Distributions:
Each fiscal quarter of Sunrise (and after the payment of all Tax Distributions), Sunrise shall make distributions to the Members to the extent there is Available Cash Flow (i.e., cash flow received by Sunrise from its operations, reduced by payments to satisfy Sunrise’s expenses, liabilities (including the Credit Agreement) and reserve withholding needs) as follows:

First, to the holders of Preferred Units (in such capacity, “Preferred Members”), a ten percent (10%) per annum rate of return on their respective average daily Unreturned Capital Balances (as defined below) for the fiscal quarter of the distribution (the “Preferred Returns” of such Members). Distributions of Preferred Returns shall be made to the Preferred Members in proportion to their respective accrued and unpaid Preferred Returns. Preferred Returns shall accrue and compound annually until paid in full.

Second, to Preferred Members, in an amount equal to their respective Unreturned Capital Balances. As used in this Term Sheet, the term “Unreturned Capital Balance” of a Preferred Member will be the aggregate amount of Capital Contributions made by the Member with respect to the Preferred Units of the Member, reduced by all prior distributions made with respect to such Unreturned Capital Balance. Unreturned Capital Balance distributions shall be made to the Preferred Members in proportion to their respective Unreturned Capital Balances.

Thereafter, to the holders of Common Units (in such capacity, “Common Members”) in proportion to their respective Participation Percentages. As used in this Term Sheet, the term “Participation Percentage” of a Common Member shall be a fraction (expressed as a percentage), the numerator of which is the number of Common Units of which the Member is the record owner and the denominator of which is the aggregate number of issued and outstanding Common Units.

Allocations:
Allocations of the Sunrise income and loss for “book for tax” or “capital accounting” purposes shall be made to the members each fiscal year in a manner sufficient for the “capital account” of each member to equal the amount of a distribution each member would receive if the Sunrise liquidated all its assets for their “book for tax” value, satisfied all its liabilities, and distributed the constructive proceeds under the order and priority outlined above under the heading “Distributions.” Allocations of the Sunrise taxable income and taxable loss shall be made in a manner consistent with their corresponding allocations of book income and loss, except to the extent a different allocation is required by the tax laws. Hallador and the Sunrise Founders shall negotiate reasonably and in good faith as to the values to be assigned to the specific asset classes of Sunrise for book for tax purposes and the specific application of Section 704(c) to any book tax disparity created by such valuations.

Voting Rights:
All voting rights and management will be vested exclusively in the Board, except where otherwise required by law. Only the Common Members will be entitled to vote on all matters presented to the Members for vote. Accordingly, voting of the Members will be made on the basis of Participating Percentages.

Management:
Except as described below, management of Sunrise shall be pursuant to the majority vote of a board of managers (the “Board”). The number of managers appointed to the Board shall be 5, with 3 managers to be appointed by Hallador and 2 managers to be appointed by the Sunrise Founders. The affirmative vote of at least 4 managers (the “Supermajority”) shall be required to approve the following actions by Sunrise: issuances of additional equity, additional capital contributions, a merger of Sunrise or a sale of all or substantially all of the assets of Sunrise.

Transfers:
Transfers to an affiliate of a member, a family member of a member or to a trust controlled by a member shall be permitted transfers. All other transfers shall be subject to a right of first refusal by Sunrise and the other Sunrise members. The Sunrise Founders shall have the right to tag along with any sale of Hallador’s membership interest in Sunrise equal to 50% or more of the outstanding membership interests in Sunrise.

Non-compete:
Each Sunrise member will agree not to compete against Sunrise’s business while an employee of Sunrise and will agree not to engage in any new coal mining ventures within an area of five miles around each Sunrise project if a member terminates his or her employment with Sunrise.

Audits and Financial Information:	Sunrise will provide year-end audits and quarterly audit reviews conducted by an accounting firm of Hallador’s choice.